UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report: (Date of earliest event reported): June 20, 2006
Chico’s FAS, Inc.
(Exact Name of Registrant as Specified in its Charter)
Florida
(State or Other Jurisdiction of Incorporation)

0-21258	59-2389435

(Commission File Number)	(IRS Employer Identification No.)

11215 Metro Parkway, Fort Myers, Florida	33912

(Address of Principal Executive Offices)	(Zip code)
(239) 277-6200
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
     On June 20, 2006, the Board of Directors (the “Board”) of Chico’s FAS, Inc. (the “Company”) amended its 2002 Omnibus Stock and Incentive Plan (the “Omnibus Plan”) to change the vesting provisions of the Company’s automatic grants of stock options to non-employee directors upon their initial appointment to the Board and to non-employee directors who are either reelected or continue as a member of the Board after the adjournment of the annual meeting of shareholders.
     Previously, under the Omnibus Plan, the automatic grants to non-employee directors described above became exercisable on the last to occur of six months from the date of grant or the completion of the non-employee director’s first one term-year as a member of the Board. The Omnibus Plan, as amended, will provide that such automatic grants to non-employee directors shall become exercisable in equal 1/3 amounts beginning on the first anniversary of the date of grant.
     The amendment is attached hereto as Exhibit 10.1.
Item 9.01. Financial Statements and Exhibits
     (c) Exhibits:

Exhibit 10.1	First Amendment to Chico’s FAS, Inc. 2002 Omnibus Stock and Incentive Plan, effective as of June 20, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHICO’S FAS, INC.
Date: June 22, 2006	By:	/s/ Michael J. Kincaid
Michael J. Kincaid, Senior Vice President --
Finance and Chief Accounting Officer and Assistant Secretary

INDEX TO EXHIBITS

Exhibit Number	Description

Exhibit 10.1	First Amendment to Chico’s FAS, Inc. 2002 Omnibus Stock and Incentive Plan, effective as of June 20, 2006

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